                                                                   EXHIBIT 10.71


SUNTRUST BANK ATLANTA, as Trustee for                  )
SUNTRUST RETIREMENT SUNBELT EQUITY                     )
FUND, and STI CLASSIC FUNDS, for STI CLASSIC           ) IN THE DISTRICT COURT
SMALL CAP GROWTH STOCK FUND,                           )
                                                       ) 191ST JUDICIAL DISTRICT
                   Plaintiffs,                         ) COURT
                                                       )
         -against-                                     ) DALLAS COUNTY, TEXAS
                                                       )
BOLLINGER INDUSTRIES, INC., GLENN D.                   ) CAUSE NO. 96-02952-C-68
BOLLINGER, BOBBY D. BOLLINGER, CURTIS D.               )
LOGAN, JOHN MAGUIRE, MICHAEL J. BECK and               )
GRANT THORNTON, L.L.P.,                                )
                                                       )
                   Defendants.                         )
                                                       )
--------------------------------------------------     )
STI CLASSIC FUND and STI CLASSIC SMALL CAP             )
GROWTH STOCK FUND, on behalf of themselves and all     )
persons similarly situated,                            )
                                                       ) IN THE UNITED STATES
                   Plaintiffs,                         ) DISTRICT COURT
                                                       ) FOR THE NORTHERN
         -against-                                     ) DISTRICT OF TEXAS
                                                       ) DALLAS DIVISION
BOLLINGER INDUSTRIES, INC., GLENN D.                   )
BOLLINGER, BOBBY D. BOLLINGER and MICHAEL              )
J. BECK,                                               ) Civil Action
                                                       ) No. 3-96-C-V-0823-L
                   Defendants.                         )
                                                       )

                            STIPULATION OF SETTLEMENT

                                                       )
SUNTRUST BANK ATLANTA, as Trustee for                  )
SUNTRUST RETIREMENT SUNBELT EQUITY                     ) IN THE DISTRICT COURT
FUND, and STI CLASSIC FUNDS, for STI CLASSIC           )
SUNBELT EQUITY FUND,                                   )
                                                       ) 191ST JUDICIAL DISTRICT
                   Plaintiffs,                         ) COURT
                                                       )
         -against-                                     ) DALLAS COUNTY, TEXAS
                                                       ) CAUSE NO. 96-02952-C-68
BOLLINGER INDUSTRIES, INC., GLENN D.                   )
BOLLINGER, BOBBY D. BOLLINGER, CURTIS D.               )
LOGAN, JOHN MAGUIRE, MICHAEL J. BECK and               )
GRANT THORNTON, L.L.P.,                                )
                                                       )
                   Defendants.                         )
                                                       )
                                                       )
--------------------------------------------------     )
STI CLASSIC FUND and STI CLASSIC SUNBELT               )
EQUITY FUND, on behalf of themselves and all persons   )
similarly situated,                                    )
                                                       ) IN THE UNITED STATES
                   Plaintiffs,                         ) DISTRICT COURT
                                                       ) FOR THE NORTHERN
         -against-                                     ) DISTRICT OF TEXAS
                                                       ) DALLAS DIVISION
BOLLINGER INDUSTRIES, INC., GLENN D.                   )
BOLLINGER, BOBBY D. BOLLINGER and MICHAEL              )
J. BECK,                                               ) Civil Action
                                                       ) No. 3-96-C-V-0823-L
                   Defendants.                         )
                                                       )

                            STIPULATION OF SETTLEMENT

         This Stipulation of Settlement (the "Settlement Stipulation") is entered into by and among the undersigned counsel representing the plaintiffs and the "Bollinger Defendants" (defined below).(1)

         WHEREAS:

         A. In March 1996, an action was commenced by Plaintiff SunTrust Bank Atlanta, as Trustee for the SunTrust Retirement Sunbelt Equity Fund against Bollinger Industries, Inc. ("Bollinger" or the "Company"), Glenn D. Bollinger ("G. Bollinger"), Bobby D. Bollinger ("B. Bollinger"), John Maguire, Curtis D. Logan ("Logan"), Michael J. Beck ("Beck"), William Blair & Company ("Blair"), Rauscher Pierce Refsnes, Inc. ("Rauscher"), LLP(2), and Grant Thornton, L.L.P. ("Grant Thornton" or the "Non-Settling Defendant") in the District Court for the 68th Judicial District, Dallas County, Texas (the "State Action"). Plaintiffs' Fourth Amended Petition had joined STI Classic Funds for STI Classic Sunbelt Equity Fund as an additional plaintiff in the State Action and named the afore-referenced additional Underwriter Defendants. Plaintiffs' Fifth Amended Petition substituted STI Classic Small Cap Growth Stock Fund ("Small Cap Fund") for STI Classic Sunbelt Equity Fund ("Equity Fund"), alleging that STI Classic Funds had merged the Equity Fund into the Small Cap Fund and, prior thereto, had caused the Equity Fund to assign its claims to the Small Cap Fund. Plaintiffs commenced the State Action as a class action pursuant to Rule 42 of the Texas Rules of Civil Procedure. On July 28, 1999, Judge Haynes certified a class consisting of all persons who purchased shares of common stock of Bollinger, issued pursuant to a Form S-1 Registration Statement initially filed with the Securities



----------
         (1) The "Bollinger Defendants" or "Settling Defendants" shall include Bollinger Industries, Inc., Glenn D. Bollinger, Bobby D. Bollinger, John Maguire and Michael J. Beck.

         (2) Blair and Rauscher are, together with certain additional defendants who were joined in the State Action in April 1998, collectively referred to as the Underwriter Defendants.

and Exchange Commission by Bollinger on September 30, 1993, and amended thereafter, between November 17, 1993 and June 26, 1995 (the "State Class"). Excluded from the State Class are (a) all persons and entities named as defendants, whether or not such persons or entities have been or will be dismissed from this action pursuant to a settlement or compromise or (b) members of the immediate family of any of the foregoing persons, (c) any person, firm, trust, corporation, officer, director or other individual or entity in which any excluded person has a controlling interest or which is related to or affiliated with any excluded person, and (d) the legal representatives, heirs, successors-in-interest or assigns of any excluded person. The class certification Order was appealed by the Bollinger Defendants, and this appeal is pending. Notice of pendency of the State Action was issued to the State Class both by mail and publication, beginning August 4, 1999. The Underwriter Defendants were dismissed from the State Action pursuant to a prior settlement approved by Judge Gary Hall by Order dated February 26, 1999, pursuant to which the Underwriter Defendants paid the State Class $1.5 million. Logan was subsequently dismissed from the State Action, with prejudice and without costs.

         B. Another securities class action relating to Bollinger was also commenced in March 1996 in the United States District Court for the Northern District of Texas, entitled STI Classic Fund, et. al., v. Bollinger Industries, Inc. et. al., Civ. No. 3:96C-V-0823-L (the "Federal Action"). The action was brought by STI Classic Fund and STI Classic Sunbelt Equity Fund against Bollinger, G. Bollinger, B. Bollinger, Logan and Beck. Logan was dismissed from the Federal Action during discovery, with prejudice and without costs. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, by Order dated August 17, 1998, Judge Buchmeyer certified a class of all persons or entities that purchased the common stock of Bollinger Industries, Inc.

during the period from June 29, 1994 through June 26, 1995, inclusive (the "Federal Class")(3). Excluded from the Federal Class are the defendants in that action; directors, officers and representatives of Bollinger during the Class Period; members of the individual defendants' immediate families; any person or entity in which any excluded person has or had a controlling interest or to which any excluded person is related; and the legal representatives, heirs, successors or assigns of any excluded person. Notice of the pendency of the Federal Action was issued to the "Federal Class" both by mail and publication, beginning August 26, 1998. By Order dated May 1, 2000, STI Classic Small Cap Growth Fund was substituted in the caption as a plaintiff in place of STI Classic Sunbelt Equity Fund.

         C. In the State Action, Plaintiffs' Fifth Amended Petition ("Petition") alleges that Bollinger's 1993 Registration Statement as amended, filed with the SEC in November 1993 (the "1993 Registration Statement") in connection with Bollinger's initial public offering (the "1993 IPO"), was materially false and misleading and omitted material facts relating to, among other things, lack of management integrity, unreliable or nonexistent internal controls, the existence of consignment agreements with, and liberal returns policies afforded to certain of Bollinger's major customers, and the manipulation of sales transactions through a related party. Plaintiffs further allege that they and members of the State Class were damaged as a result of the alleged misstatements and non-disclosures. In particular, Plaintiff allege that, as a result of defendants' allegedly false and misleading statements and/or omissions, among others, the offering price and the after-market price of Bollinger common stock were artificially inflated when Plaintiffs and class members purchased their shares. Plaintiffs seek damages under Sections 11, 12(2) and 15 of the Securities Act of 1933 and certain provisions of Texas statutory and common law, on

----------
      (3) The State Class and Federal Class together shall be referred to as the "Class".

behalf of the State Class. The defendants deny liability and are vigorously contesting the allegations.

         D. In the Federal Action, Plaintiffs' Fourth Amended Complaint ("Complaint") alleges that, during the class period covered in the Federal Action, defendants in that action engaged in a number of fraudulent acts, including phony sales, forged shipping documents, the failure to timely record returns, and the improper recognition of revenue in violation of generally accepted accounting principles. Plaintiffs further allege that the purpose and effect of defendants' financial manipulation was to create a false and misleading image of Bollinger's continued growth in statements defendants issued to the investing public during the relevant period, thereby artificially inflating the price of Bollinger common stock and causing damage to plaintiffs and the other members of the Federal Class who overpaid for their stock. The Federal Action seeks to recover damages sustained by the members of the Federal Class as a result of defendants' alleged violations of Section 10(b) (the anti-fraud provision) and 20(a) (the control person provision) of the Securities Exchange Act of 1934 and the provisions of the Texas common law prohibiting fraud and negligent misrepresentation. Plaintiffs allege that the fraudulent scheme relating to the Federal Action commenced on June 29, 1994 with the issuance of Bollinger's 1994 year-end financial results. On November 12, 1996, the Court issued a decision denying, in large part, certain defendants' motion to dismiss the Action. The defendants in the Federal Action deny any wrongdoing and all liability with respect to the claims alleged in the Complaint and are vigorously contesting the claims.

         E. Plaintiffs, through their counsel, have made a thorough investigation into the facts and circumstances relevant to both the State Action and Federal Action (the "Actions"). In connection with that investigation, they have conducted substantial discovery (which was coordinated between the Actions), including (i) inspection of hundreds of thousands of pages of documents produced by party and non-party witnesses; (ii) conducting depositions of more than twenty witnesses; (iii) defending over twenty depositions of Plaintiffs' employees and advisors; (iv) conducting interviews with numerous witnesses; and (v) holding extensive consultations with experts. In addition, with the agreement of the Bollinger Defendants, Plaintiffs retained the services of a nationally recognized mediator, Carl D. Liggio, Esq. former general counsel for Ernst & Young. Mr. Liggio engaged in detailed analyses of Bollinger's financial position and ability to fund a settlement, spent many months reconciling the positions of the parties, assisted the parties in difficult discussions with Bollinger's asset-based lender, and, after an agreement on settlement terms in the summer of 1999 foundered on disagreements between Bollinger's lender and Plaintiffs, spent many more months restructuring the settlement, taking into consideration Bollinger's revised financial condition and maintaining and enhancing an opportunity for class members to participate in any potential improvement in that condition. Plaintiffs have considered the expense and length of time necessary to prosecute this action through trial, the uncertainties of the outcome of this complex litigation, the limited financial resources of the Settling Defendants and the substantial benefit provided by the proposed settlement. Based upon these considerations, Plaintiffs and their counsel have concluded that it is in the best interests of Plaintiffs and the Class to settle these Actions with respect to the Settling Defendants on the terms set forth herein.

         F. The Settling Defendants, while denying all wrongdoing as alleged by Plaintiffs in the Petition and Complaint or any wrongdoing whatsoever and denying any liability to Plaintiffs or the Class, and relying on the provisions of this Settlement Stipulation that the Settlement shall in no event be construed or deemed to be evidence, or an admission or a concession on the part of the Settling Defendants, of any fault or liability whatsoever, and without conceding any infirmity in the defenses they have asserted or intended to assert in the Actions, considers it desirable that these Actions be dismissed as to the Settling Defendants on the terms set forth herein in order to avoid further expense and protracted litigation.

         NOW, THEREFORE, IT IS STIPULATED AND AGREED, by and among plaintiffs and the Settling Defendants, by themselves and their undersigned counsel, subject to approval by each Court pursuant, respectively, to Rule 42(e) of the Texas Rules of Civil Procedure and Rule 23 (e) of the Federal Rules of Civil Procedure, that the Actions shall be settled and compromised with respect to the Settling Defendants, according to the following terms and conditions:


         1. As used herein, the following capitalized terms shall have the following meanings:

                  a. "Bollinger" means defendant Bollinger Industries, Inc.

                  b. "Claimant" means any Class Member who files or has filed a Proof of Claim, as hereinafter defined, in such form, in such manner and within the time limitation as set forth in the Proof of Claim form.

                  c. "Claims Administrator" means The Garden City Group, previously retained by Plaintiffs' counsel to distribute notice and review claims in accordance with the Plan of Distribution set forth in the prior settlement with the Underwriter Defendants.

                  d. "Class Member" means any person or entity included within either or both the State and Federal Class.

                  e. "Complaint" means the Fourth Amended Complaint filed in the Federal Action on or about August 26, 1998.

                  f. "Costs of Administration" means all expenses incurred in connection with the administration of the Settlement of the Actions, including all fees and expenses of the Claims Administrator.

                  g. "Costs of Notice" means all costs and expenses incurred in discharging the obligation to notify potential Class Members of the pending Actions against, and settlement with the Bollinger Defendants, either through direct mail or publication, as required by either the State or Federal Court, but shall not include attorneys' fees or expenses incurred by plaintiffs or the Settling Defendants.


                  h. "Effective Date" means the date by which all of the following have occurred: (1) a Notice Order, as defined in subparagraph (r) below, has been entered by each of the State and Federal Courts; (2) adequate proof of notice to each class has been submitted to the respective Courts; (3) the Settlement has been approved in all respects by both Courts;
                  (4) an Order and Final Judgment as defined in subparagraph s below, has been entered by the respective Courts and not vacated or modified upon appeal or otherwise, unless any such modifications are agreed to by the Settling Defendants and Plaintiffs; (5) the Settling Defendants have not exercised the right to vacate this Settlement Stipulation under paragraph 5 hereto, upon the event described in that paragraph; (6) either
                  (i) the time to appeal, or otherwise seek review of both Orders and Final Judgments has expired without any appeal having been taken or review sought, or (ii) if an appeal is taken or review sought, the expiration of five days after the final of any such appeal or review shall have been finally determined by the highest court before which appeal or review is sought and is not subject to further judicial review; and
                  (7) the entry of a bar order or other procedural remedy, as described in paragraph 15 herein, by each of the State and Federal Courts.

                  i. "Escrow" means an escrow account Lead Counsel shall identify in writing to counsel for the Settling Defendants prior to execution of this agreement for holding the Settlement Fund for Class Members prior to distribution in the manner set forth in this agreement.

                  j. The "Federal Class" means all persons or entities that purchased the common stock of Bollinger during the period from June 29, 1994 through June 26, 1995, inclusive. Excluded from the Federal Class are the defendants herein; directors, officers and representatives of Bollinger during the Class Period; members of the individual defendants immediate families; any person or entity in which any excluded person has or had a controlling interest or to which any excluded person is related; and the legal representatives, heirs, successors or assigns of an excluded person. The prior Class Notice in the Federal Action required class members to exclude themselves no later than October 8, 1998. Two requests for exclusion were received.


                  k. The "Federal Action" means STI Classic Fund, et al. v. Bollinger Industries, Inc., et. al., Cause No. 3-96-C-V-0823-R in the United States District Court For The Northern District Of Texas, Dallas Division.

                  l. "Federal Court" means the United States District Court for the Northern District of Texas, Dallas Division.

                  m. "Fees and Expenses" means the attorneys' fees and expenses, administration and notice fees, experts' and consultant's fees, incurred by Plaintiffs in connection with the prosecution and settlement of the Actions.

                  n. "Fifth Amended Petition" or "Petition" means Plaintiffs' Fifth Amended Petition, filed in the State Action on or about June 20, 2000.

                  o. "Lead Counsel" shall mean the firms of Goodkind Labaton Rudoff & Sucharow, LLP and Zwerling, Schachter & Zwerling, LLP.

                  p. "Net Settlement Fund" means the Settlement Fund (from the Settlement of these Actions only) as defined herein, less all Fees and Expenses, Costs of Notice and Costs of
                  Administration, less any income taxes payable by the Settlement Fund as approved by the Court.

                  q. "Non-Settling Defendant" means Grant Thornton, LLP, defendant in the State Action.

                  r. "Notice Order" means the Notice Order and Exhibits referred to in paragraph 10, below, to be substantially in the form of Exhibit A, annexed hereto, which will be submitted to each Court.

                  s. "Order and Final Judgment" means the Order and Final Judgment referred to in paragraph 11, below, to be substantially in the form of Exhibits B and C, annexed hereto relating to the State and Federal Actions, respectively. Among other provisions, the inclusion of paragraphs 15 and 16 of the Order and Final Judgment in the State Action is a material term of this Settlement Stipulation.

                  t. "Plaintiffs" means SunTrust Bank, Atlanta, as trustee for SunTrust Retirement Sunbelt Equity Fund and STI Classic Funds, for STI Classic Small Cap Growth Fund.

                  u. "Plan of Distribution" means the terms and procedures for allocating the Net Settlement Fund among, and distributing the Net Settlement Fund to Claimants with approved Proofs of Claim, as set forth in the Plan of Distribution which shall be submitted separately by plaintiffs. Any Plan of Distribution is not part of the Settlement Stipulation.

                  v. "Proof of Claim" means the Proof of Claim and Release and Substitute Form W-9 annexed to the Notice Order as Exhibit 2 which was either previously completed by Class Members in connection with the Underwriter's Settlement or will be mailed to Class Members with the Notice.

                  w. "Put and Call Agreement" means the agreement attached to this Stipulation as Exhibit D.

                  x. "Released Claims" shall collectively mean all claims that have been or could be asserted in the Actions or otherwise by Plaintiffs or any Class Members, in whatever capacity, including, but not limited to all claims for violations of federal or state law, against the Settling Defendants, as defined in subparagraph z, and all present and former officers, directors, agents, employees, advisors and attorneys of the Settling Defendants (except Grant Thornton, LLP), arising out of or relating to the facts and circumstances alleged, or that could have been alleged, in the Petition or the Complaint or otherwise relating in any way to Bollinger or its stock. Released Claims expressly include "Unknown Claims." "Unknown Claims" means any claim which Plaintiffs or any Class Member does not know or suspect to exist in his, her or its favor at the time of the Effective Date which, if known by him, her, or it, might have affected his, her or its Settlement with and release of the Settling Defendants, or might have affected his, her, or its decision not to object to this Settlement. Plaintiffs and the Class Members may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that each Plaintiff does and each Class Member shall be deemed to, upon the Effective Date, fully, finally, and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Plaintiffs acknowledge that the foregoing waiver was separately bargained for and a key element of the settlement of which this

                  Release is a part. In each provision hereof concerning releases, the Settling Defendants means each of the Settling Defendants and all of their present and former directors, officers, employees, agents, attorneys and advisors, predecessors, successors, parents, subsidiaries and affiliates. Upon the Effective Date, as defined in subparagraph h, each of the Settling Defendants shall be deemed to have, and by operation of the Orders and Judgments shall have, fully, finally, and forever released, relinquished and discharged each and all of the Class Members and counsel to the Plaintiffs from all claims (including "Unknown Claims"), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims.

                  y. "Settlement Hearing" or "Final Settlement Hearing" means the hearing to be held by each Court on notice to the Class, to consider approval of the Settlement, Plan of Distribution and Plaintiffs' counsel's application for attorneys' fees and reimbursement of expenses.

                  z. "Settlement Fund" means the cash deposited in Escrow by Bollinger, plus interest, as well as certain shares of Bollinger common stock contributed to the Settlement as set forth in paragraphs 2-3, below.

                  aa. "Settling Defendants" means Bollinger, Glenn D. Bollinger, Bobby D. Bollinger, John Maguire and Michael J. Beck.

                  bb. The "State Action" means SunTrust Bank, Atlanta, et. al.
                  v. Bollinger Industries, Inc., et. al., Cause No. 96-02952-C-68 in the District

                  Court, 68th Judicial District, Dallas County, Texas, now pending in the 191st Judicial District.

                  cc. The "State Class" means all persons who purchased shares of common stock of Bollinger, issued pursuant a Form S-1 Registration Statement initially filed with the Securities and Exchange Commission by Bollinger on September 30, 1993, and amended thereafter, between November 17, 1993 and June 26, 1995 (the "State Class"). Excluded from the State Class are
                  (a) all persons and entities named as defendants, whether or not such persons or entities have been or will be dismissed from this action pursuant to a settlement or compromise or (b) members of the immediate family of any of the foregoing persons, (c) any person, firm, trust, corporation, officer, director or other individual or entity in which any excluded person has a controlling interest or which is related to or affiliated with any excluded person, and (d) the legal representatives, heirs, successors-in-interest or assigns of any excluded person. The prior Class Notice in the State Action required class members to exclude themselves no later than September 7, 1999. No such requests for exclusion were received.

                  dd. "State Court" means the District Court, 191st Judicial District, Dallas County, Texas.

         2. In full and complete satisfaction and settlement of the Actions and of all Released Claims, as set forth in paragraph 4, below, Bollinger, on behalf of the Settling Defendants, will pay into the Escrow for the benefit of the Class the amount of $400,000 (four hundred thousand dollars) upon the execution and delivery of this Settlement Stipulation. The interest earned or accruing on the Settlement Fund shall remain in Escrow until the Effective Date for the benefit of the Class and shall become part of Settlement Fund, or shall be provided to the Settling Defendants upon the occurrence of the events referenced in paragraph 8 herein.

         3. Bollinger, on behalf of the Settling Defendants, shall deliver to the Escrow, as additional consideration to the Class, 200,000 (two hundred thousand) shares of fully paid shares of Bollinger common stock ($0.01 par) free of any liens or encumbrances, for the benefit of the Class, which shall be exempt from registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided under Section 3(a)(10) thereof and based upon the entry by the respective Courts of the Order and Final Judgment (the "Settlement Shares"). The Settlement Shares shall be subject to the terms of the Put and Call Agreement. The Settlement Shares and executed originals of the Put and call Agreement shall be delivered into the Escrow on or before 20 (twenty) days following the execution and delivery of this Settlement Stipulation. Appropriate directions to the transfer agent regarding the transfer of the shares to Lead Counsel shall be delivered within one week after the Effective Date. Any share certificates issued pursuant to the foregoing will be held in the Escrow and then distributed in accordance with the Plan of Distribution or under further Order of the Court. However, following the Effective Date and prior to distribution of the Net Settlement Fund, Lead Counsel shall have the right to sell some or all of the Settlement Shares pursuant to further Order of the Court. Lead Counsel shall deposit into the Settlement Fund the proceeds received from any sales of Settlement Shares. All dividends declared with respect to the Settlement Shares on and after the date of issuance as provided above, shall become part of the Settlement Fund.

         4. Upon the Effective Date, each Class Member shall be deemed to have, and by operation of the Orders and Final Judgments shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against each of the Settling Defendants, whether or not such Class Member executes and delivers a Proof of Claim.

         5. The Settling Defendants shall have the right, but not the obligation, to vacate this Settlement Stipulation should Class Members holding an aggregate number of common shares of Bollinger issued in the 1993 IPO greater than an amount specified in a separate Supplemental Agreement between Settling Defendants and Plaintiffs exercise a right of exclusion from the Class. The Settling Defendants may exercise such option by providing written notice to Plaintiffs' Lead Counsel within seven (7) business days after receipt from Plaintiffs' Lead Counsel of written notice of the total shares of Bollinger held by persons who have requested exclusions, which notice shall be sent by Plaintiffs' Lead Counsel in sufficient time so that it shall be received by the Settling Defendants' counsel at least seven (7) business days prior to the date of the Final Settlement Hearing.

         6. The Plaintiffs, Class, and Settling Defendants appoint Carl D. Liggio, Esq. with full authority as a single arbitrator, to resolve, if necessary, as he sees fit upon such information he deems relevant, and pursuant to such procedures he deems appropriate, any and all issues with respect to the interpretation of the Settlement Stipulation, or other questions with respect to settlement documentation or the implementation of the Settlement. He shall be compensated equally by the Class Plaintiffs and the Bollinger Defendants at his current rates. All other issues remain for decision by the respective Courts under applicable law. The undersigned may, by mutual agreement, and in writing name a successor to Carl D. Liggio, Esq. to serve in such capacity.

         7. The cash portion of the Settlement Fund deposited in Escrow pursuant to paragraph 2 above shall be invested in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and it shall be reinvested in the proceeds of these instruments as they mature in similar instruments at their then current market rates. The Settling Defendants shall bear no risk related to investment of the Settlement Fund.

                  a. Lead Counsel shall not disburse any portion of the Settlement Fund except as provided in the Settlement Stipulation, or with the written agreement of counsel for Settling Defendants and Plaintiffs' Counsel or by order of the Courts.

                  b. All funds held in Escrow shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Courts, until such time as such funds shall be distributed pursuant to the Settlement Stipulation and/or further order(s) of the Courts.

                  c. The Settling Defendants and the Plaintiffs agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. In addition, Lead Counsel and, as required, the Settling Defendants shall jointly and timely make such elections as necessary or advisable to carry out the provisions of this paragraph, including the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations.

                  d. For the purpose of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Claims Administrator. The Claims Administrator shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitations the returns described in Treas. Reg. Section 1.468B-2(k)). Such returns (as well as the election described in (c) shall be consistent with this paragraph and in all events shall reflect that all taxes (including any interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in subparagraph (e) hereof.

                  e. All (a) taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the Settling Defendants with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for Federal or state income tax purposes ("Taxes") and (b) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events the Settling Defendants shall have no liability or responsibility for the

                  Taxes or the Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid out of the Settlement Fund without prior order from the Court and the Claims Administrator shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Class Members any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(1) (2)). The Settling Defendants are not responsible and shall have no liability for Taxes or Tax Expenses. The parties hereto agree to cooperate with the Claims Administrator, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.


         8. If the Settlement Stipulation is terminated, canceled, or rejected, including, at Plaintiffs' option, by reason of Bollinger's failure to timely and fully fund the Settlement Fund as set forth in paragraphs 2-3 above, or if either Court enters an Order and Final Judgment which is vacated or modified, upon appeal or otherwise, unless such modifications are agreed to by the Settling Defendants and Plaintiffs, or if the Effective Date does not otherwise occur: (a) the contents, if any, of the Settlement Fund (including any Bollinger common stock) shall be returned to Bollinger forthwith (less the costs for any notice provided to the Class) and Plaintiffs' counsel shall immediately execute any documents necessary to effect such return; and (b) Plaintiffs and the Settling Defendants shall be deemed to have reverted to their respective status as of the date and time immediately prior to the execution of this Settlement Stipulation, and they shall proceed in all respects as if the Settlement Stipulation had not been executed and any related orders had not been entered.

         9. Neither this Settlement Stipulation, whether or not executed or consummated, nor any of its terms and provisions or Exhibits, including the Plan of Distribution, nor any of the negotiations or proceedings connected with it, shall be:

                  a. Construed as an admission of any sort whatsoever, either by these Settling Defendants or Plaintiffs, relating to any issue in these Actions;

                  b. Offered or received in evidence in the Actions or any other action or proceeding; or

                  c. Referred to for any reason other than to effect the provisions of this Settlement Stipulation.

         10. As soon as practicable after execution of this Settlement Stipulation, Plaintiffs and the Settling Defendants shall jointly move the State and Federal Courts, respectively for preliminary approval and entry of the Notice Order.

         11. If the Settlement Stipulation is approved by both Courts, after settlement hearings on notice, as provided by Rule 42 of the Texas Rules of Civil Procedure and Rule 23 of the Federal Rules of Civil Procedure, respectively, Plaintiffs shall move in each Court for entry of the Order and Final Judgment in each respective Court.

         12. At each Settlement Hearing, Plaintiffs will seek approval of the Court to distribute the Net Settlement Fund to the Class, in accordance with the Plan of Distribution, the terms and conditions of which are set forth in Plan of Distribution submitted separately herewith.

         13. At the Settlement Hearing, Plaintiffs' counsel will seek approval of each Court for reimbursement of a portion of out-of-pocket expenses actually incurred in prosecuting the Actions, in an amount not to exceed one-third (1/3) of the Settlement Fund, and for Class Notice and the costs of administration and review of Class Members' claims, as well as, up to a maximum of $10,000, Plaintiffs' costs and expenses (including lost wages) directly relating to the representation of the class. Plaintiffs intend to seek reasonable costs and expenses incurred in connection with their representation of the Class. All expenses so awarded will be paid from the Settlement Fund. The Settling Defendants will take no position with respect to Plaintiffs' counsels' applications for expenses. Any order or proceedings relating to this application, or any appeal from such an order, is not a material term of the Settlement and shall not operate to terminate or cancel the Settlement Stipulation, or affect or delay the finality of either Court's Order and Final Judgment approving the Settlement Stipulation and the Settlement set forth herein. Neither a modification nor reversal on appeal of any award of expenses shall constitute grounds for cancellation or termination of the Settlement Stipulation.

         14. Plaintiffs reserve their right to continue the State Action and proceed against the Non-Settling Defendant, Grant Thornton, on any claims, demands, causes of action or liabilities of any nature. Neither the compromise and settlement set forth in this Settlement Stipulation or the Order and Final Judgments, nor any covenant or agreement contained herein shall be deemed to reduce, release or discharge any claim, demand, cause of action or liability which Plaintiffs or any Class Members had, now has or may hereafter have against the Non-Settling Defendant, except as set forth in paragraphs 15 and 16 of the Order and Final Judgment.

         15. The Class shall consent to entry of a bar order or such other procedural remedy at the appropriate time so as to discharge the Settling Defendants from all liability or claims, including claims for contribution or indemnity by the Non-Settling Defendant. The bar order shall provide for such set-off rights in favor of any party as are required to discharge the Settling Defendants fully from all liability or claims for contribution or indemnity.

         16. As of the Effective Date, the Settling Defendants shall cease to have any interest in, or responsibility or control over the Settlement Fund. On and after the Effective Date, Plaintiffs' Counsel shall have sole responsibility and authority for investment of the Settlement Fund, subject to the supervision of the Court.

         17. Plaintiffs have retained a Claims Administrator to review, assess and process the Proofs of Claim of Class Members. The Settling Defendants shall have no role in or responsibility for review or evaluation of Proofs of Claim.

         18. In order to receive a distribution from the Settlement Fund, a Class Member must file a Proof of Claim in the form and manner to be approved by both Courts. (Exhibit 2 to the Notice Order) For Class Members who previously submitted proof of claim forms in connection with the Underwriter's Settlement, an additional proof of claim form will not be required.

         19. Plaintiffs and each Class Member are forever barred and enjoined from commencing, instituting or prosecuting any action or other adversary proceeding in any court of law or equity, arbitration tribunal, or administrative forum, directly or representatively, against the Settling Defendants and all or any of their present and former directors, officers, employees, agents, attorneys and advisors (other than the Non-Settling Defendant), and its predecessors, successors, parents, subsidiaries and affiliates, with respect to any, some or all of the Released Claims.

         20. The Settling Defendants shall have no role in or responsibility for the form, substance, method or manner of administration or distribution of the Settlement Fund to

Class Members. All expenses and income taxes related thereto shall be paid from the Settlement Fund. Neither the Settling Defendants nor their counsel shall have any responsibility for or liability with respect to the administration or processing of claims or the allocation of the Settlement Fund, including, without limitation, determinations as to the validity of Proofs of Claims, the amounts of claims, distributions of the Net Settlement Fund, or any loss incurred by the Claims Administrator.

         21. The parties hereto and their attorneys agree to cooperate fully with one another in seeking Court approval of this Settlement Stipulation and to use their best efforts to consummate the terms of the Settlement Stipulation. Neither the Plaintiffs nor the Settling Defendants shall seek to evade their good faith obligations to seek approval and implementation of this Settlement Stipulation by virtue of any rulings, orders, governmental report, the results of the proof of claim process or other development, whether in the Actions or in any other litigation, or otherwise that might hereinafter occur and might be deemed to alter the relative strength of the Plaintiffs or the Settling Defendants with respect to any claim or defense or their relative bargaining power with respect to negotiating a Settlement Stipulation. The parties deem this Settlement Stipulation to be fair and reasonable and have arrived at this Settlement Stipulation in arm's-length negotiations taking into account all relevant factors, present or potential.

         22. This Settlement Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, and upon any corporation or other entity into or with which any party hereto may merge or consolidate.

         23. This Settlement Stipulation shall be construed in accordance with the laws of the State of Texas.

         24. The waiver by one party of any breach of this Settlement Stipulation by another party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Stipulation.

         25. The foregoing, including the documents referred to herein, constitutes the entire agreement among Plaintiffs and the Settling Defendants with respect to the settlement of the Actions, and may not be modified or amended, except in writing, signed by all parties hereto, or their successors in interest. Counsel may sign this Settlement Stipulation on behalf of the parties.

         26. This Settlement Stipulation may be executed in one or more counterparts and all counterparts and each of them shall be deemed one and the same instrument.

         THIS AGREEMENT has been executed the     day of           , 2001.
                                              ---        ----------

GOODKIND LABATON RUDOFF                        FREIDMAN DRIEGERT
& SUCHAROW LLP                                 & HSUEH, LLC


By:                                            By:
    ---------------------------                     ----------------------------
    Thomas A. Dubbs, Esq.                           3117 Preston Road
    Ira A. Schochet, Esq.                           Dallas, TX  75225
    100 Park Avenue
    New York, NY 10017-5563

                                               ATTORNEYS FOR THE BOLLINGER
                                               INDUSTRIES, INC., GLENN D.
                                               BOLLINGER, BOBBY D. BOLLINGER and
                                               JOHN MAGUIRE

   ZWERLING, SCHACHTER
    & ZWERLING, LLP


By:
    ---------------------------                     ----------------------------
    Richard A. Speirs, Esq.                             Michael Beck (Pro Se)
    767 Third Avenue
    New York, NY 10017


    KILGORE & KILGORE


By:
    ---------------------------
    Theodore Anderson, Esq.
    3131 McKinney Avenue
    Suite 700
    Dallas, TX  75204
ATTORNEYS FOR PLAINTIFFS AND THE
CLASS